Exhibit 10.15

Notice of Termination

Of

Lease Agreement

between

ARE-20/22/1300 Firstfield Quince Orchard, LLC

And

MaxCyte, Inc.

June 8, 2021

ARE-20/22/1300 Firstfield Quince Orchard, LLC

385 E Colorado Boulevard Suite 299

Pasadena, California 91101

Attn: Larry Diamond

Re: Termination Notice

Dear Larry,

Pursuant to the Lease Agreement by and between ARE-20/22/1300 Firstfield Quince Orchard, LLC (“Landlord”) and MaxCyte, Inc. (Tenant), originally dated June 4, 2004, as amended by the Eighth Amendment, dated September 27, 2019 (as amended the “Lease”), please consider this letter as Tenant’s Termination Notice under the Lease.   Pursuant to section 2(b) of the Eighth Amendment, the Lease shall terminate at midnight at the end of the 12th month after the date of this Termination Notice.

In accordance with section 2(c) of the Eighth Amendment to the Lease, Tenant will accompany such Termination Notice with payment of the Termination Fee, to be calculated by Landlord as of end of day June 8, 2021.

On behalf of MaxCyte, Inc. I would like to thank you for the years of support as our landlord and hopefully we can work together again.

Sincerely,

Ron Holtz

Chief Accounting Officer